                                                                     EXHIBIT 3.2


EXERCISE PRICE $2.50 PER
SHARE OF COMMON                                                          WARRANT
STOCK, WITH A TERM OF                                                   SPECIMEN
SIX MONTHS FROM
ISSUANCE DATE, OF

                [HAWAIIAN VINTAGE CHOCOLATE COMPANY, INC. LOGO]

                    HAWAIIAN VINTAGE CHOCOLATE COMPANY, INC.

               VOID AFTER 5:00 P.M. EASTERN TIME ON APRIL 7, 1998
                          CLASS A WARRANT CERTIFICATE

                                                               CUSIP 420040 11 5

THIS CERTIFIES THAT for value received,

                                    SPECIMEN


or registered assigns, is the owner of the number of Class A Warrants set forth above each of which represents the right, at any time prior to the expiration date (as hereinafter defined) to purchase one fully paid for and non-assessable share of the Common Stock, of par value of $.001 (the "Common Stock") of Hawaiian Vintage Chocolate Company, Inc. (the "Company") at the price of $2.50 per share, subject to the terms and conditions hereof and of the Warrant Agreement (as hereinafter defined), each such purchase to be made, and to be deemed effective for the purpose of determining the date of exercise hereof, only upon the surrender of this Warrant Certificate to the Company at the office in Cranford, New Jersey, of Registrar and Transfer Company, as "Warrant Agent" (or any successor Warrant Agent), with the form of Election to Exercise on the reverse hereof duly completed and executed and upon simultaneous payment, to the Warrant Agent for the account of the Company, in cash or by certified or bank's cashier check, of the exercise price as provided in the Warrant Agreement and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement. Each Warrant may be exercised on any Business Day (as hereinafter defined) on or after October 7, 1997 and on or before 5:00 p.m. Eastern Standard Time, on April 7, 1998 (the "Expiration Date"). After the Expiration Date, any previously unexercised warrants shall be void, have no value, and be of no further effect.

      This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of October 7, 1997 (hereinafter called the "Warrant Agreement"), between the Company and the Warrant Agent and is subject to the terms of the Warrant Agreement, to all of which terms every holder of this Warrant Certificate consents by acceptance hereof. Reference is hereby made to the Warrant Agreement for a more complete statement of the rights and limitations of the registered holder hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company thereunder. Copies of the Warrant Agreement are on file at the office of the Warrant Agent.

      The Company shall not be required upon exercise of the Warrants represented hereby to issue fractions of shares but in lieu thereof the Company shall pay in cash an appropriate amount (or any fraction of a share based upon the last reported sales price of the Common stock on the trading day immediately preceding the date of exercise (all as computed in the Warrant Agreement)). If the Warrants represented hereby shall be exercised in part, the registered holder hereof shall be entitled to receive, upon surrender hereof, a new Warrant Certificate for the Warrants not yet exercised as provided in the Warrant Agreement.

      The Warrant Certificate may be exchanged at the office in Cranford, New Jersey (or at the office of its successor Warrant Agent), either separately or in combination with other Warrant Certificates, for new Warrant Certificates representing the same aggregate number of Warrants as were evidenced by the Warrant Certificate or Warrant Certificate exchanged, upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

      The Warrant Certificate is transferable at the office in Cranford, New Jersey, of the Warrant Agent (or its successor Warrant Agent) by the registered holders hereof in person or by attorney duly authorized in writing, upon surrender of this Warrant Certificate and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement. Upon any such transfer, a new Warrant Certificate or new Warrant Certificate of different denominations, representing in the aggregate a like number of Warrants, will be issued to the transferee. Every holder of Warrants, by accepting this Warrant Certificate, consents and agrees with the Company, the Warrant Agent and every subsequent holder of the Warrant Certificate that until the registration of transfer of this Warrant Certificate is effected on the books of the Warrant Agent, the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute and lawful owner of the Warrants represented hereby for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

      This Warrant Certificate does not entitle the registered holder hereof to any rights of a stockholder of the Company.

      This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

      IN WITNESS, the Company has caused the facsimile signatures of its President to be printed hereon and the facsimile of its corporate seal to be affixed hereunto and attested by the facsimile signature of its Secretary.


Dated:

COUNTERSIGNED:
                         REGISTRAR AND TRANSFER COMPANY

                                                       as Warrant Agent   [SEAL]

By:                                 SPECIMEN
                               AUTHORIZED OFFICER


HAWAIIAN VINTAGE CHOCOLATE COMPANY, INC.


By:   /s/ [Signature Illegible]
   ------------------------------------
                 SECRETARY


By:       /s/ JAMES WALSH
   ------------------------------------
                 PRESIDENT